UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2024

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on January 16, 2024, Nuvve Holding Corp., a Delaware corporation (the “Company”) was selected and approved by the Board of Fresno Economic Opportunities Commission (“Fresno EOC”) to implement the Fresno EOC’s turnkey fleet electrification program for its 50-shuttle fleet (the “Project”). On May 14, 2024 (the “Effective Date”), the Company and Fresno EOC entered into a master services agreement to outline the general scope of work, timeline, and pricing pursuant to which the Company will provide services and materials to Fresno EOC in connection with the Project (the “Agreement”).

Pursuant to the Agreement, between the Effective Date and June 30, 2036 (the “Term”), the Company will be responsible for the design and construction of a 26,000 square foot parking lot and implementing a comprehensive electrification system for Fresno EOC’s transit fleet, including the installation of electric vehicle chargers, solar power generation hardware and integrating a battery storage system. The Company also agreed to provide certain grant writing and project management services to Fresno EOC.
The total estimated fees and expenses payable to the Company by Fresno EOC for services and materials provided in relation to the Project during the Term is approximately $15.7 million. Each party’s obligations under the Agreement are contingent to the receipt of certain grant funding by Fresno EOC, provided that if Fresno EOC terminates the Agreement due to the failure to receive such grant funding, Fresno EOC has agreed to pay the Company for services provided on or prior to such termination subject to certain limitations. Additionally, each party may terminate the Agreement upon certain material breaches of the Agreement by the other party and failure to cure.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2024

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer